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                                                                Exhibit 99.A4.B























                               Exhibit 24(b)(3)(b)

             Form of Broker/Dealer Supervisory and Service Agreement
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AFSG Securities Corporation, Member NASD

PRINCIPAL UNDERWRITER FOR THE
AUSA VARIABLEANNUITY PLAN

                 BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

     This Broker-Dealer Supervisory and Service Agreement (the "Agreement") is made this ____ day of _________, 2001, by and between AUSA Life Insurance Company, Inc. ("AUSA"), AFSG Securities Corporation ("AFSG"), a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and WMA Securities, Inc. ("Broker-Dealer"), also a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, and World Financial Group, Inc., an insurance agency affiliate ("Agency") of this broker-dealer, (hereinafter Broker/Dealer and Agency are collectively referred to as "Producers"). In certain states, "Agency" includes the insurance agency associated with Agency or Broker-Dealer which is duly licensed in that state and named in the Appendix of this Agreement.

                                    RECITALS

     WHEREAS, AUSA offers for sale certain variable annuity contracts in the State of New York (hereinafter referred to as the "Plan");

     WHEREAS, AFSG is the principal underwriter of the Plan;

     WHEREAS, AFSG proposes to have Broker-Dealer's registered representatives ("Representatives") who are also licensed and appointed as life insurance agents of AUSA in New York solicit and sell the Plan, which is deemed to be a security under the Securities Act of 1933; and

     WHEREAS, AUSA and AFSG propose to have Producers provide certain supervisory and administrative services in connection with the distribution of the Plan.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Appointment. AUSA and AFSG hereby appoint Agency under the insurance laws and authorize Broker-Dealer under the securities laws to supervise Representatives in connection with the distribution of the Plan and to provide certain services as described herein.

     2. Supervision of Representatives. Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plan and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Plan. Broker-Dealer will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of its Representatives.

          Producers will cause the Representatives to be trained in the sale of the Plan; will use their best efforts to cause such Representatives to qualify under applicable federal and New York state laws to engage in the sale of the Plan; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plan and will cause such Representatives to limit solicitation of applications for the Plan to New York. Broker-Dealer has full responsibility in connection with the training, supervision and control of the Representatives as contemplated by Section 15(b)(4)(E) of the Securities Exchange Act of 1934. Broker-Dealer shall certify Representatives' qualifications to the satisfaction of AFSG, including certifying a General Letter of

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          Recommendation set forth in Exhibit A hereto. Producers shall ensure that the Plan is offered, sold and serviced only through Representatives who comply with all appropriate state insurance licensing requirements.

     3. Representative's Application. Producers shall cause each such Representative to execute an Agent Information Sheet and License Only Agreement with AUSA before a Representative shall be permitted to solicit applications for the sale of the Plan. AUSA shall furnish Producers with copies of Agent Information Sheet forms and License Only Agreements for execution by the Representatives.

     4. Notice of Representative's Noncompliance. In the event a Representative fails or refuses to submit to supervision of Broker-Dealer, ceases to be a registered representative of Broker-Dealer, or fails to meet the rules and standards imposed by Producers on their Representatives, Producers shall certify such fact to AUSA and shall immediately notify such Representative that he or she is no longer authorized to sell the Plan, and Producers shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plan.

     5. Compliance with NASD Rules of Fair Practice and Federal and New York State Security and Insurance Laws. Producers shall fully comply with the requirements of the 1934 Act and all other applicable federal or New York state laws applicable to the solicitation and service of the Plan and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities and insurance activities of Representatives. Producers agree to maintain appropriate books and records concerning the activities of their Representatives as required by the SEC, NASD or other regulatory agencies having jurisdiction, or under applicable state insurance laws or regulations. Upon request by AUSA or AFSG, Producers shall furnish such appropriate records as may be necessary to establish such diligent supervision.

     6. Prospectus, Sales Promotion Material and Advertising. Producers shall be provided with, and Producers shall forward to Representatives, a prospectus relating to the Plan and such other material as AFSG determines to be necessary or desirable for use in connection with sales of the Plan. Producers shall ensure that no sales promotion materials or advertising related to the Plan shall be used by Representatives unless the specific item has been approved by AFSG in writing.

     7. Applications. Producers shall cause all applications for the Plan to be made on application forms supplied by AUSA and all payments collected by Producers or any Representative to be remitted promptly in full, together with such application forms and any other documentation, directly to AUSA at the address indicated on such application. Producers shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of AUSA. All applications are subject to acceptance or rejection by AUSA at its sole discretion. Producers agree to remit in full to AUSA immediately upon receipt all premiums received on such applications, forms and any other required documentation obtained in respect of participants in the Plan.

     8. Compensation. Agency shall serve as Paymaster for amounts due Representatives. Such amounts shall be paid to Agency, whichever is authorized to receive insurance commissions under applicable insurance laws, by AUSA acting on behalf of AFSG in accordance with the Service Fee and Commission Schedule attached hereto as Exhibit C. Agency shall, in turn, pay Representatives amounts due them in connection with the sales of the Plan and Representatives shall solely look to Agency for payment of such amounts. Agency shall be compensated for the services provided hereunder in accordance with the Service Fee and Commission Schedule. Such amounts payable to Representatives and Agency will be paid in cash or other legal tender based upon the Plan accepted by AUSA on applications obtained by the Representatives. Upon termination of this Agreement, all compensation to Agency and Representatives hereunder shall cease; however, (i) Agency shall continue to be liable for chargebacks pursuant to the provisions of Service Fee and Commission Schedule or for any other amounts advanced by or otherwise due AUSA hereunder, and (ii) Agency shall receive any commissions due under such Schedule
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          (continuing or otherwise) arising out of a Plan sold by a
          Representative prior to termination of this Agreement, provided that the obligation to pay such commissions shall cease after the tenth
          (10th) year following the date of issue of the Plan. Agency shall have no interest in any surrender charges, deductions or other fees payable to AUSA.

     9. Investigations. Producers, AFSG and AUSA agree to cooperate fully in any investigation or proceeding with respect to any Representative or other agent or the Producers to the extent that such investigation or proceeding is in connection with the Plan. Without limiting the foregoing:

          a. AFSG and AUSA will promptly notify Producers of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by it with respect to Producers or any Representative or other agent of Producers or with respect to AFSG or AUSA which may affect the issuance of the Plan marketed under this Agreement.

          b. Producers will promptly notify AFSG and AUSA of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Producers with respect to Producers or to any Representative or other agent of Producers in connection with the Plan or any activity in connection therewith.

               In the case of a substantive customer complaint in connection with the Plan, AFSG, AUSA and Producers will cooperate in investigating such complaint, but any response to such complaint will be the sole responsibility of AFSG or AUSA, as appropriate.

     10. Independent Contractors. Producers in performing their duties hereunder shall be acting as an independent contractors, and not as agents or employees of AUSA or AFSG.

     11. Indemnification. Producers shall indemnity and hold harmless AFSG and AUSA from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent, or intentional acts, omissions, or errors of Producers, their employees, registered representatives, other representatives, or agents in the offering for sale, solicitation, or servicing of the Plan, and from any negligent, fraudulent, or intentional acts, omissions, or errors of Producers, their employees, registered representatives, other representatives, or agents in violation of Federal or State laws or regulations and NASD rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Plan.

          Broker-Dealer shall assume full responsibility for the activities of all persons associated with it who are engaged directly or indirectly in the sales and securities operations of Broker-Dealer. Broker-Dealer shall indemnify and hold harmless AFSG and AUSA from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any private business transactions of any associated persons which are the subject of this paragraph.

          AFSG and AUSA shall indemnify and hold harmless Producers from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent, or intentional acts, omissions, or errors of AFSG or AUSA or their employees in the offering for sale, solicitation, or servicing of the Plan, and from any negligent, fraudulent, or intentional acts, omissions, or errors of AFSG or AUSA or their employees in violation of Federal or State laws or regulations and NASD rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Plan.

     12. Termination. AFSG may terminate this Agreement immediately and without notice if the Broker-Dealer fails to maintain its registration as a Broker-Dealer or a member of the NASD. AFSG may terminate this Agreement immediately upon providing written notice to Broker-Dealer or Agency if Broker-Dealer or Agency violates this Agreement or fails to perform to AFSG's satisfaction under the terms and conditions of this Agreement, or if Broker-Dealer or Agency becomes insolvent. AFSG and Broker-Dealer or

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          Agency shall each have the right, upon five (5) days' written notice to the other, to terminate this agreement for whatever reason deemed appropriate by such party. Notwithstanding the termination of this Agreement, AFSG, Broker-Dealer and Agency acknowledge that each of them shall be individually and respectively liable, responsible and accountable for any and all actions undertaken prior to the effective date of the termination of this Agreement.

     13. Fidelity Bond. Broker-Dealer shall secure and maintain a fidelity bond in at least the amounts prescribed under Article III, Section 32 of the NASD Rules of Fair Practice. Broker-Dealer shall provide AFSG with a copy of said bond within thirty (30) days after executing this Agreement.

     14. Miscellaneous. AFSG and AUSA reserve the right, without notice to Producers, to suspend, withdraw, or modify the offering of the Plan or to change the conditions of their offering with respect to anyone. Producers are not authorized to market any Plan until notified by AFSG or AUSA of an effective registration statement therefor with the Securities and Exchange Commission. Nothing contained herein shall prevent or restrict (I) AUSA or AFSG from marketing said Plan through other stock brokerage firms, insurance agents or brokers, and through its own organization, or (II) Producers from acting as agents and/or brokers for other insurance companies, whether or not affiliated with Producers, in any jurisdiction with respect to any insurance or securities product, including securities products similar or identical to those of AUSA or AFSG.

          Any manuals, guides, books, tapes, programs and other materials, if any, developed by AFSG or AUSA, which may be delivered to Producers from time to time will be owned solely by AFSG and AUSA, as the case may be; however, during such time as this Agreement is in effect between the parties hereto, if the Producers elect to do so, Representatives may use any such manuals, guides, books, programs and other materials which may have been delivered to the Producers but may use them solely in the Producers' business hereunder, and upon such terms and conditions as AFSG and AUSA may establish at the time of such delivery. Producers shall pay AUSA promptly for all such materials as set forth in Exhibit D. Upon termination of this Agreement, such items will be returned promptly to AFSG. No material prepared by Producers or Reps relating to AUSA or the Plan may be used unless approved in writing in advance by Compliance Officer of AFSG and Legal Department of AUSA.

          Attached hereto as Exhibit B is a list of jurisdictions in which Broker-Dealer or Agency is duly authorized to sell the Plan and receive commissions thereon.

     15. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Iowa. The parties hereto agree that the Circuit Court for Linn County, Iowa shall have jurisdiction and be the appropriate venue for any required judicial interpretation and enforcement of this Agreement.

     16. Binding Effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. Broker Dealer agrees to adopt, abide by and enforce the principles set forth in the Principles and Code of Ethical Market Conduct of the Insurance Marketplace Standards Association as adopted by the Company.

     This Agreement shall be effective as of the date it is fully executed by all parties. AUSA and AFSG reserve the right to modify the Service Fee and Commission Schedule ("Schedule") under this Agreement by publishing from time to time a revised schedule; such revised schedule will govern only new business applications written on or after the effective date of the revised schedule. AUSA and AFSG further reserve the right to amend from time to time this Agreement, other than its schedule, by providing thirty (30) days' written notice to the Broker-Dealer; Broker-Dealer shall be deemed to have accepted all terms and conditions set forth in such amendment if no objections are received in writing by AUSA and AFSG within thirty (30) days after notification is mailed.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized, as of the day and year first above written.

AUSA LIFE INSURANCE COMPANY, INC.           AFSG SECURITIES CORPORATION

By:  ___________________________________    By__________________________________

Title: __________________________________   Title: _____________________________

WORLD FINANCIAL GROUP, INC.                 WMA SECURITIES, INC.

By:____________________________________     By: ________________________________
        (Signature)                             (Signature)

---------------------------------------     ------------------------------------
(Print Full Name)                           (Print Full Name)

Title: __________________________________   Title: _____________________________

Contact Person __________________________   Contact Person _____________________
                  (Print Full Name)                          (Print Full Name)
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                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

         BROKER-DEALER hereby certifies to AUSA that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of AUSA submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to AUSA in a timely manner.

         1. We have made a good faith reasonable effort to conduct an inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. To our knowledge each individual is trustworthy, competent and qualified to act as an agent for AUSA to hold himself out in good faith to the general public.

         2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         3. We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

         4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to AUSA are those of the applicant and the securities registration is a true copy of the original.

         5. We hereby warrant that the applicant is not applying for a license with AUSA in order to place insurance chiefly and solely on his life or property, or lives or property of his relatives, or property or liability of his associates.

         6. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

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                                    EXHIBIT B

                                       TO

                 BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

       1.The following is a list of jurisdictions in which Broker-Dealer is duly registered or licensed as a dealer or broker and is fully authorized to sell the securities described in the Agreement:

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       (OR) All states of the United States except:

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       2.Notices permitted or required to be given to Broker-Dealer shall be given to:

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       Name

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       Address

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       City, State and Zip Code

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       Telephone Number

       3.Broker-Dealer's Taxpayer Identification
       Number:--------------------------------------